Exhibit 10.1

                              EMPLOYMENT AGREEMENT

        This Employment Agreement ("Agreement"), between Luby's, Inc., a Delaware corporation ("Luby's" or the "Company"), and Christopher J. Pappas, a resident of Houston, Texas, ("Executive") is executed this 9th day of November, 2005 to be effective as of the 1st day of September, 2005 ("Effective Date"). For purposes of this Agreement, "Luby's" or the "Company" shall include the subsidiaries of Luby's. Luby's and Executive are sometimes referred to herein individually as a "Party," and collectively as the "Parties." The Parties hereby agree as follows:

        1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Affiliate" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

        "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

        "Beneficially Own" or "Beneficial Ownership" is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

        "Board" or "Board of Directors" means the Board of Directors of the Company.

        "Business Combination" means (i) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

        "Change of Control" shall means the occurrence of any of the events described in subsections (i) through (iv) below:

                        (i) The Rights Agreement shall have been determined to be invalid or is otherwise abrogated by a court of competent jurisdiction in a final and non-appealable judgment rendered in connection with a contest for control of the Company and a substitute defense mechanism having the effectiveness of the Rights Agreement is not promptly adopted or, if adopted, is determined to be invalid or is otherwise abrogated, and either
                (y) the Company has received a report on Schedule 13D, or an amendment to such a report, filed with the SEC pursuant to
                Section 13(d) of the Exchange Act disclosing that any Person or 13d Group other than Christopher J. Pappas or Harris J. Pappas, individually or

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                together with their Affiliates and Associates and any 13d Group of which they are a part, Beneficially Owns, directly or indirectly, twenty percent or more of the combined voting power of the outstanding Common Stock, or (z) the Board of Directors has actual knowledge of facts on the basis of which any Person or 13d Group other than Christopher J. Pappas or Harris J. Pappas, individually or together with their Affiliates and Associates and any 13d Group of which they are a part, is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the Securities Act) disclosing that such Person or 13d Group other than Christopher J. Pappas or Harris J. Pappas, individually or together with their Affiliates and Associates and any 13d Group of which they are a part, Beneficially Owns, directly or indirectly, twenty percent or more of the combined voting power of the outstanding Common Stock.

                        (ii) Either (y) the purchase by any Person, other than the Company or a wholly-owned subsidiary of the Company or Christopher J. Pappas or Harris J. Pappas, individually or together with their Affiliates and Associates and any 13d Group of which they are a part, of shares of Common Stock pursuant to a tender or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration or (z) any Person, other than the Company or a wholly-owned subsidiary of the Company or Christopher J. Pappas or Harris J. Pappas or any of their Affiliates, Associates or members of any 13d Group of which they are a part, individually or together, shall make any such offer to acquire any Common Stock pursuant to a tender or exchange offer for cash, securities or any other consideration and either
                (1) the Company shall have recommended that stockholders accept such offer or (2) within 10 business days (as such term is used in Rule 14e-2 under the Exchange Act), the Company shall have made no recommendation that stockholders reject such offer or
                (3) the Company shall have recommended that stockholders reject such offer and the Rights Agreement shall have been determined to be invalid or is otherwise abrogated by a court of competent jurisdiction in a final and non-appealable judgment rendered in connection with a contest for control of the Company and a substitute defense mechanism having the effectiveness of the Rights Agreement is not promptly adopted or, if adopted, is determined to be invalid or is otherwise abrogated, provided that, after consummation of any such offer, such Person Beneficially Owns, or would Beneficially Own, directly or indirectly, twenty percent or more of the combined voting power of the outstanding Common Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock).

                        (iii) The Company shall, after approval by its Board of Directors or an authorized committee thereof, enter into any agreement contemplating a transaction described below, other than any such transaction with Christopher J. Pappas or Harris
                J. Pappas, individually or together with their Affiliates and Associates and any 13d Group of which they are a part: (v) a transaction pursuant to which the Company agrees to issue or sell, regardless of the consideration

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                therefor, a number of its shares of Common Stock that would result in any Person acquiring Beneficial Ownership, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding Common Stock, calculated as in clause
                (ii) above; (w) any consolidation, merger or similar transaction involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or similar transaction involving the Company in which holders of its Common Stock immediately prior to the consolidation or merger or similar transaction own at least a majority of the combined voting power of the outstanding capital stock of the surviving corporation immediately after the consolidation, merger or similar transaction (or at least a majority of the combined voting power of the outstanding capital stock of a corporation which owns directly or indirectly all of the voting stock of the surviving corporation); (x) any consolidation, merger or similar transaction involving the Company in which the Company is the continuing or surviving corporation but in which the stockholders of the Company immediately prior to the consolidation, merger or similar transaction do not hold at least a majority of the combined voting power of the outstanding Common Stock of the continuing or surviving corporation (except where such holders of Common Stock hold at least a majority of the combined voting power of the outstanding capital stock of the corporation which owns directly or indirectly all of the voting stock of the Company); (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (except such a transfer to a corporation which is wholly owned, directly or indirectly, by the Company), or any complete liquidation of the Company; or (z) any consolidation, merger or similar transaction involving the Company where, after the consolidation, merger or similar transaction, one Person owns 100% of the shares of Common Stock (except where the holders of the Company's voting stock immediately prior to such consolidation, merger or similar transaction own at least a majority of the combined voting power of the outstanding capital stock of such Person immediately after such consolidation, merger or similar transaction).

                        (iv) A change in the majority of the members of the board of directors of the Company within a 24-month period unless the election or nomination for election by the shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

        For purposes of this Agreement, the "effective date of a Change of Control" is the date that an event described in subsection (i), (ii),
        (iii) or (iv) occurs or the date upon which all the events necessary to constitute the Change of Control shall have occurred.

        "Common Stock" means the Company's common stock, par value $.32 per share, and any capital stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

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        "Covenant Period" means:

                        (i) twenty-four (24) months if Employee is terminated by the Company for Cause or if Executive terminates his employment without Good Reason; or (ii) if Executive's employment is terminated for any other reason;

                                (x) twelve (12) months for the activities prohibited by clauses (ii) and (iv) of
                                        Section 11(b); and

                                (y)     twenty-four (24) months for the
                                        activities prohibited by any other
                                        provision of Section 11.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "Rights Agreement" means the Rights Agreement dated April 16, 1991 between the Company and Ameritrust Company, N.A. as Agent, as amended from time to time.

        "SEC" means the Securities and Exchange Commission.

        "13d Group" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

        2. Employment. Luby's hereby employs Executive, and Executive hereby accepts employment with Luby's, subject to the terms and conditions set forth in this Agreement.

        3. Term. Subject to the provisions for termination of employment as provided in Section 8(a), Executive's employment under this Agreement shall be for a period beginning on the Effective Date and ending on August 31, 2008 ("Term").

        4. Compensation. Executive's compensation during his employment under the terms of this Agreement shall be as follows:

                (a)     Base Salary. Luby's shall pay to Executive a fixed
                        -----------
        annual base salary (the "Base Salary") of Four Hundred Thousand Dollars ($400,000) for each year of the Term. The Base Salary shall be payable in equal, semi-monthly installments on the 15th day and last day of each month or at such other times and in such installments as may be agreed between Luby's and Executive. All payments shall be subject to the deduction of payroll taxes, income tax withholdings, and similar deductions and withholdings as required by law.

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                (b)     Bonus. During each year of the Term, in addition to the
                        -----
        Base Salary, Executive shall be eligible, but not entitled, to receive bonus compensation as the Board of Directors of Luby's or an authorized committee thereof shall from time to time determine in its sole discretion.

        5.      Expenses and Benefits.

                (a) During his employment hereunder, Executive is authorized to incur reasonable and appropriate expenses related to the business of Luby's, including expenses for entertainment, travel, and similar matters. Luby's will reimburse Executive for such expenses upon presentation by Executive of such accounts and records as Luby's may from time to time reasonably require.

                (b) Luby's also agrees to provide Executive with the following benefits during his employment hereunder:

                        (i)     Employee Benefit Plans. Executive and, to the
                                ----------------------
                extent applicable, Executive's spouse, dependents, and beneficiaries, shall be allowed to participate on the same terms in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Luby's; provided that Executive shall not be permitted without the express consent of the Board of Directors of Luby's to participate in any bonus, incentive, profit-sharing, or similar cash payment plan. Such benefits, plans, and programs may include, without limitation, stock option or thrift plans, health insurance or health care plans, life insurance, disability insurance, supplemental retirement plans, vacation, and sick leave. Luby's shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any such benefit plan or program, so long as such changes are similarly applicable to executive employees generally.

                        (ii)    Vacations. Executive shall be entitled (in
                                ---------
                addition to the usual Luby's holidays) to paid vacation time for periods in each calendar year not exceeding four (4) weeks.

                        (iii)   Working Facilities. Executive shall be furnished
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                by Luby's with an office at the Company's principal office in
                Houston, Texas, secretarial help and other facilities and services, including but not limited to, full use of Luby's mail and communication facilities and services reasonably suitable to his position and reasonably necessary for the performance of his duties under this Agreement.

        6. Positions and Duties. Executive is employed hereunder as Chief Executive Officer of Luby's or in such other positions as the Parties may mutually agree. In addition, if requested to do so, Executive shall serve as the chief executive officer or other officer or as a member of the Board of Directors, or both, of any subsidiary or affiliate of Luby's. Executive agrees to serve in the position referred to above and to perform diligently and to the best of his abilities the duties and services appertaining to such office, as well as such additional duties and services appropriate to such offices which the Parties mutually may agree upon from time to time.

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Executive's employment shall also be subject to the policies maintained and established by Luby's that are of general applicability to Luby's executive employees, as such policies may be amended from time to time. Executive's duties shall be performed principally at Luby's principal place of business in Houston, Texas and at the locations of its operations. Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty to act at all times in the best interests of Luby's. In keeping with such duty, Executive represents that he owes no duty to any other entity or person regarding, and shall make full disclosure to Luby's of, all business opportunities pertaining to Company's business which have not been previously renounced by the Board of Directors, as contemplated by Section 11 hereof, and shall not appropriate for Executive's own benefit any such business opportunities.

        7. Extent of Service. Executive shall, during the term of this Agreement, devote his primary working time, attention, energies and business efforts to his duties as an employee of Luby's and to the business and affairs of Luby's generally, and shall not, during the term of this Agreement, engage, directly or indirectly, in any other business activity whatsoever, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except with the consent of the Board of Directors of Luby's; however, this Section 7 shall not be construed to prevent Executive from, nor require board consent with respect to, (i) continuing executive's senior level management of non-cafeteria style restaurant businesses operated by executive's privately-held family company ("Executive's Family Company"), (ii) serving as a member of the board of directors or board of trustees of Executive's Family Company or other companies or not-for-profit entities, or (iii) from investing his personal, private assets as a passive investor in such form or manner as will not require any active services on the part of Executive in the management or operation of the affairs of the companies, partnerships, or other business entities in which any such passive investments are made; provided in case of clause (i), (ii), or (iii) such activities do not conflict with the business and affairs of Luby's or interfere with Executive's ability to perform the services and discharge the duties required of him hereunder.

        8.      Termination.

                (a)     Termination of Employment. Notwithstanding the
                        -------------------------
        provisions of Section 2, the employment of the Executive pursuant to this Agreement shall terminate prior to the expiration of the Term, upon the occurrence of any of the following events:

                        (i)     the death of the Executive;

                        (ii) the termination of the Executive's employment by Luby's due to the Executive's Disability (as defined in Section 8(b));

                        (iii) the termination of the Executive's employment by the Executive for "Good Reason" (as defined in Section 8(d));

                        (iv) the termination of the Executive's employment by Luby's for "Cause" (as defined in Section 8(c)); or

                        (v) for any reason whatsoever in the discretion of the Executive or Luby's.

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                (b)     Disability. For the purposes of this Agreement, the term
                        ----------
        "Disability" shall mean Executive becoming incapacitated by accident, sickness, or other circumstance that renders him physically or mentally unable to carry out the duties and services required of him hereunder on a full-time basis for more than one hundred twenty (120) days in any one hundred eighty (180) day period. If a dispute arises between the Executive and the Company concerning the Executive's physical or mental ability to continue or return to the performance of his duties as aforesaid, the Executive shall submit to examination by a competent physician mutually agreeable to both parties or, if the parties are unable to agree, by a physician appointed by the president of the Harris County Medical Association, and such physician's opinion shall be final and binding.

                (c)     Cause. For purposes of this Agreement, the term "Cause"
                        -----
        shall mean:

                        (i) Executive's conviction of a crime constituting a felony, or a misdemeanor involving moral turpitude;

                        (ii) The commission by Executive, or participation in, an illegal act or acts that were intended to defraud Luby's;

                        (iii) the willful refusal by Executive to fulfill the duties and responsibilities as Chief Executive Officer;

                        (iv) the breach by Executive of material provisions of this Agreement, a policy of Luby's, or the code of conduct of Luby's in each case after written notice from the Board of Directors and, if correctible, the failure to correct such breach within 30 days from the date such notice is given;

                        (v) gross negligence or willful misconduct by Executive in the performance of his duties and obligations to Luby's;

                        (vi) willful engagement by Executive in conduct known (or which should have been known) to be materially injurious to Luby's.

                (d)     Good Reason. For purposes of this Agreement, "Good
                        -----------
        Reason" shall mean the occurrence of any of the following circumstances, without the consent of the Executive, unless such circumstances are remedied in all material respects by Luby's 30 days after Luby's receipt of written notice thereof given by the Executive:

                        (i) the material diminution in the nature, scope, or duties of the Executive or assignment of duties inconsistent with those of the Chief Executive Officer or a change in the location of the principal business office of the Company in which his services are to be carried out, to a place outside of Texas;

                        (ii) any breach of a material provision of this Agreement by Luby's after written notice from Employee and, if correctible, the failure to correct such breach within 30 days from the date such notice is given;

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                        (iii)   within two years after sale by Luby's of all or
                substantially all of its assets or the merger, share exchange, or other reorganization of Luby's into or with another corporation or entity (with respect to which Luby's does not survive), a diminution in employee benefits (including but not limited to medical, dental, life insurance, and long-term disability plans) and perquisites applicable to Executive from the greater of (A) the employee benefits and perquisites provided by Luby's to executives with comparable duties or (B) the employee benefits and perquisites to which Executive was entitled immediately prior to the date on which a change in control occurs.

                (e)     Notice of Termination. If Luby's or Executive desires to
                        ---------------------
        terminate Executive's employment hereunder at any time prior to expiration of the Term, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Executive's employment hereunder and stating the proposed effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

        9.      Consequences of Termination.

                (a)     By Expiration. If Executive's employment hereunder shall
                        -------------
        terminate upon expiration of the Term, then all compensation for periods subsequent to termination and all benefits to Executive hereunder, other than (i) the nonqualified stock option to purchase 1,120,000 shares of Common Stock of Luby's, with an exercise price per share equal to five dollars ($5.00) per share dated March 9, 2001 and (ii) any other equity based compensation awards granted to Executive by Luby's (collectively, the "Awards"), each of which is governed by its own terms in such circumstances, shall terminate contemporaneously with termination of his employment.

                (b)     Death or Disability. If the Executive's employment is
                        -------------------
        terminated during the Term by reason of the Executive's death or Disability, all Compensation and benefits to Executive under this Agreement, other than the Awards, each of which is governed by its own terms in such circumstances, shall terminate contemporaneously with the termination of employment and without further obligation to the Executive or the Executive's legal representatives under the Agreement (other than payment of the Executive's Base Salary in respect of the period through his date of death or termination for Disability).

                (c)     Termination by the Executive without Good Reason or by
                        ------------------------------------------------------
        the Company For Cause. If the Executive's employment is terminated by
        ---------------------
        the Executive without Good Reason, or by the Company for Cause, all compensation and benefits to Executive under this Agreement, other than the Awards, each of which is governed by its own terms in such circumstances, shall terminate contemporaneously with such termination of employment and without further obligation to Executive or Executive's legal representatives under this Agreement (other than payment of Executive's Base Salary in respect of the period through his date of termination).

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                (d)     Termination by the Executive for Good Reason or by the
                        ------------------------------------------------------
        Company without Cause.
        ---------------------

                        (i) If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company shall be obligated to pay to, or make available to, the Executive Executive's monthly Base Salary and benefits in effect on the date of termination for the remainder of the Term. The Executive shall have no obligation to seek other employment during any time period for which he may receive payment pursuant to this subsection (d), and in the event the Executive obtains other employment during such period, the Company's obligations to make payments pursuant to this subsection (d) shall not be reduced. In the event that continued participation in any Luby's benefit plan contemplated by Section 5(b)(i) hereof is for whatever reason impermissible during the remainder of the Term, Company shall arrange upon comparable terms benefits substantially equivalent to those that may not be so provided under the plan maintained by Luby's. The parties agree that the payments provided for herein constitute part of the consideration provided by the Company for the Executive's agreements contained in Section 6 hereof.

                        (ii)    Notwithstanding clause (i) of this subsection
                (d), if, at any time during which the Executive would otherwise be entitled to receive any payment pursuant to clause (i) of subsection (d), the Executive engages in any activity or takes any action which would be prohibited under Sections 10 and 11 hereof, then the Executive shall be deemed to have irrevocably forfeited any right to receive any further payments pursuant to this Agreement, provided such forfeiture shall not limit Luby's rights to seek to enforce such provision or to seek damages; provided, however, that the Awards and the benefits thereof shall not be in any way affected by this clause (d)(ii) of this
                Section 9.

        10. Disclosure of Confidential Information. Executive acknowledges that Luby's will disclose to Executive, or place Executive in a position to have access to or develop, trade secrets or Confidential Information of Luby's or its affiliates, and shall entrust Executive with business opportunities of Luby's or its affiliates, and shall place Executive in a position to develop business goodwill on behalf of Luby's or its affiliates. Except to the extent required in the performance of his duties and obligations to Luby's as expressly authorized herein, or by prior written consent of a duly authorized officer or director of Luby's, Executive will not, directly or indirectly, at any time during his employment with Luby's, or for 18 months subsequent to the termination thereof, for any reason whatsoever, with or without cause, breach the confidence reposed in him by Luby's by using, disseminating, disclosing, divulging, or in any manner whatsoever disclosing or permitting to be divulged or disclosed in any manner Confidential Information to any person, firm, corporation, association, or other business entity. As used herein, the term "Confidential Information" means any and all information concerning ideas, concepts, products, processes, and services related to the business of Luby's, including information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, or the selling of any product or products to any customers of Luby's, disclosed to Executive or known by Executive as a consequence of or through his employment by Luby's (or any parent, subsidiary or affiliated corporations of Luby's)

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including, but not necessarily limited to, any person, firm, corporation, association, or other business entity with which Luby's has any type of agency agreement, or any shareholders, directors, or officers of any such person, firm, corporation, association, or other business entity; provided, however, that Confidential Information shall not include information generally known in any industry in which Luby's is or may become engaged during the term of this Agreement, information disclosed publicly by Luby's or any information, ideas, products, processes, services, and concepts existing and known to Executive prior to his employment by Luby's. On termination of employment with Luby's, all documents, records, notebooks, e-mails, or similar repositories of or containing Confidential Information, including all copies of any documents, records, notebooks, e-mail, or similar repositories of or containing Confidential Information, then in Executive's possession or in the possession of any third party under the control of Executive or pursuant to any agreement with Executive, whether prepared by Executive or any other person, firm, corporation, association, or other business entity, will be delivered to Luby's by Executive.

        11.     Noncompetition; Standstill.

                (a) Executive recognizes and understands that in performing the responsibilities of his employment, he will occupy a position of fiduciary trust and confidence, pursuant to which he will develop and acquire experience and knowledge with respect to Luby's business. It is the expressed intent and agreement of Executive and Luby's that such knowledge and experience shall be used exclusively in the furtherance of the interests of Luby's and not in any manner which would be detrimental to Luby's interests. In consideration of the benefits herein, Executive therefore agrees that so long as he is employed by Luby's and for the Covenant Period after termination of Executive's employment, Executive will not directly or indirectly:

                        (i) engage in any other "cafeteria-style" restaurant business (as defined in the resolution of the Board of Directors of the Company dated March 7, 2001 adopted in connection with Executive's initial employment by the Company) or own any interests whether as an owner, shareholder, joint venturer, partner or otherwise, in any other association or entity that engages, directly or indirectly, in any "cafeteria-style" restaurant business in each case in any state where Luby's or any of its affiliates are conducting business on the date of this Agreement or in any contiguous state; provided, however, that nothing herein shall prohibit Executive from holding or making passive investments in limited partnerships or corporations whose securities are traded in a generally recognized market provided that Executive's interest, together with those of his affiliates and family do not exceed 1% of the outstanding shares or interests in such corporation or partnership; or

                        (ii) render advice or services to, or otherwise assist, any other person, association, or entity engaged, directly or indirectly, in any "cafeteria-style" restaurant business in any state where Luby's or its affiliates conduct business on the date of this Agreement or in any contiguous state; or

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                        (iii)   contact or solicit any employee of Luby's or any
                of its affiliates to induce them to terminate his or her employment with Luby's or such affiliates.

                (b) Executive agrees that for so long as he is employed by Luby's and for the Covenant Period he will not without the prior written consent of the Company: (i) knowingly, after due inquiry, sell any shares of Common Stock, or right to acquire Common Stock, to any person or group (as defined in Section 13(d)(3) of the Exchange Act, as amended, and the regulations promulgated thereunder) that would subsequent to such sale Beneficially Own in excess of 10% of the Company's issued and outstanding Common Stock (1% in the case of industry competitors), (ii) solicit, or participate in a solicitation of proxies or votes or consents to vote any voting securities of the Company or grant (except to the Company or its representatives or representatives of the Executive) any proxies to vote such securities or subject their shares in the Company to any voting trust or other voting arrangement or agreement, (iii) form, join, or in any way participate in, any group (as defined in Section 13(d)(3) of the Exchange Act, as amended, and the regulations promulgated thereunder) with respect to voting securities of the Company, or (iv) seek, propose, or make any public statement regarding any merger, tender or exchange offer or other business combination involving the Company or any sale, assignment, transfer, lease or other disposition by the Company of all or substantially all of its assets; provided, however, the covenants contained in this subsection (b) shall terminate and shall be of no further force or effect upon the occurrence of a Change of Control.

        12. Enforcement and Remedies. Executive understands that the restrictions set forth here may limit Executive's ability to engage in certain businesses in certain geographic regions during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Executive acknowledges that money damages would not be sufficient remedy for any breach of
Section 10 or 11 by Executive, and Luby's shall be entitled to enforce the provisions thereof by terminating any payments then owing to Executive under this Agreement and/or by specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach, but shall be in addition to all remedies available at law or in equity to Luby's, including without limitation, the recovery of damages from Executive and Executive's agents involved in such breach and remedies available to Luby's pursuant to other agreements with Executive.

        13. Insurance. Luby's may, in its sole and absolute discretion, at any time after the Effective Date, apply for and procure, as owner and for its own benefit, insurance on the life of Executive, in such amounts and in such forms as Luby's may choose. Unless otherwise agreed by Luby's, Executive shall have no interest whatsoever in any such policy or policies, but Executive shall, at Luby's request, submit to such medical examinations, supply such information, and execute and deliver such documents as may be required by the insurance company or companies to which Luby's has applied for such insurance.

        14. Notice. All notices and communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           If to Executive:     Christopher J. Pappas
                                642 Yale
                                Houston, Texas 77007

           with a copy to:      Frank Markantonis
                                645 Heights Blvd.
                                Houston, Texas 77007

           and                  Fulbright & Jaworski, L.L.P.
                                1301 McKinney Suite 5100
                                Houston, Texas 77010-3095
                                Attn:  Charles H. Still

           If to Luby's:        Luby's, Inc.
                                13111 Northwest Freeway, Suite 600
                                Houston, Texas 77040
                                Attention:  Chairman of the Board and
                                            General Counsel

           With a copy to:      Hornberger Sheehan Fuller & Beiter Incorporated
                                7373 Broadway, Suite 300
                                San Antonio, Texas 78209
                                Attention:  Drew R. Fuller, Jr.

        Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier

        15. CONTROLLING LAW. THIS AGREEMENT SHALL BE DETERMINED AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

        16. Additional Instruments. This Agreement governs the rights and obligations of Executive and Luby's with respect to Executive's base salary and certain perquisites of employment. Executive's rights and obligations both during the term of his employment and thereafter with respect to stock options, life insurance policies insuring the life of Executive, and other benefits under the plans and programs maintained by Luby's shall be governed by the separate agreements, plans, and other documents and instruments governing such matters.

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

        17. Liquidated Damages. In light of the difficulties in estimating the damages for any early termination of employment, Luby's and Executive hereby agree that the payments, if any, to be received by Executive pursuant to this Agreement shall be received by Executive as liquidated damages. Payment of the amounts set forth in this Agreement, if any, shall be in lieu of any severance benefit Executive may be entitled to under any severance plan or policy of Luby's.

        18. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

        19. Miscellaneous. No provision of this Agreement may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Executive, and such officer of the Company as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereto, will survive any termination or expiration of the term of this Agreement as specifically set forth herein; in addition Sections 9, 10, 11, 12, 14, 15, 16, 17, 18, 19, 20, 21 and 23 shall survive such termination or expiration to the extent the context thereof requires.

        20. Entire Agreement. This Agreement (which term shall be deemed to include the exhibits hereto and any other certificates, documents or instruments delivered hereunder), the Purchase Agreement dated March 9, 2001 among the Company, Executives, and the other signatories thereto, as amended from time to time (the "Purchase Agreement"), and the other Transaction Documents (as defined in the Purchase Agreement) constitute the entire agreement of the Parties hereto and supercede all prior agreements and understandings, both written and oral, among the parties as to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth herein, in the Purchase Agreement and in the other Transaction Documents.

        21. Effect of Agreement. This Agreement shall be binding upon Executive and his heirs, executors, legal representatives, successors and assigns, and Luby's and its legal representatives, successors and assigns. Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the Parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either Party hereto, shall be subject to voluntary or involuntary assignment, alienation, or transfer, whether by operation of law or otherwise, without the prior written consent of the other Party.

        22. Execution. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        23. Deemed Resignations. Any termination of Executive's employment shall constitute an automatic resignation as an officer and director of Luby's and each subsidiary or affiliate of Luby's.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


                                                     ---------------------------
                                                     Christopher J. Pappas

                                                     Luby's, Inc.


                                                     ---------------------------
                                                     Gasper Mir, III
                                                     Chairman of the Board

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